FIRST AMENDMENT
TO THE
AON PLC 2011 INCENTIVE PLAN

This First Amendment (the “Amendment”) to the Aon plc 2011 Incentive Plan, as amended and restated effective March 29, 2019 (the “Plan”), is adopted by Aon plc, a public limited company incorporated under Irish law (the “Company”), to be effective as set forth below.
RECITALS
WHEREAS, Section 10 of the Plan allows the Board of Directors of the Company (the “Board”) to amend the Plan; and
WHEREAS, pursuant to resolutions of the Board dated September 13, 2021, the Board has approved an amendment to the Plan as set forth herein and delegated authority to the undersigned officer to execute such amendment.
NOW, THEREFORE, the Plan is hereby amended, effective September 13, 2021, by the last sentence of Section 6.5(c) with the following sentence:
“Notwithstanding the foregoing, and except as the Committee may otherwise determine with respect to individuals who are not designated as ‘officers’ under Rule 16a-1(f) of the Exchange Act, in no event will an Option or SAR granted to any employee become exercisable or vested prior to the first anniversary of the date on which it is granted, (and subject to acceleration of exercisability and vesting, to the extent permitted by, and subject to such terms and conditions determined by the Committee, in the event of the Participant’s death, disability, retirement, or involuntary termination or in connection with a Change in Control).”

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officer, this 13th day of September 2021.

AON plc
By:

_/s/ Christa Davies______________________________
Christa Davies
Chief Financial Officer

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